                                                                     Exhibit T3C

================================================================================






                             ROADHOUSE GRILL, INC.,
                                   as Issuer,

                                       and

                      STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee

                          -----------------------------



                                    INDENTURE

                           Dated as of ________, 2002

                          -----------------------------



                    $[_________] of 5% Secured Notes due 2010

================================================================================

                              CROSS-REFERENCE TABLE


  TIA                                                                               Indenture
Section                                                                              Section
-------                                                                             ----------
310(a)(1)............................................................................  7.10
      (a)(2).........................................................................  7.10
      (a)(3).........................................................................  N.A.
      (a)(4).........................................................................  N.A.
      (a)(5).........................................................................  7.10
      (b)............................................................................  7.08; 7.10; 10.02
      (c)............................................................................  N.A.
311(a)...............................................................................  7.11
      (b)............................................................................  7.11
      (c)............................................................................  N.A.
312(a)...............................................................................  2.05
      (b)............................................................................  10.03
      (c)............................................................................  10.03
313(a)...............................................................................  7.06
      (b)(1).........................................................................  N.A.
      (b)(2).........................................................................  7.06
      (c)............................................................................  7.06; 10.02
      (d)............................................................................  7.06
314(a)...............................................................................  4.06; 4.08; 10.02
      (b)............................................................................  4.10
      (c)(1).........................................................................  10.04
      (c)(2).........................................................................  10.04
      (c)(3).........................................................................  N.A.
      (d)............................................................................  N.A.
      (e)............................................................................  10.05
      (f)............................................................................  N.A.
315(a)...............................................................................  7.01(b)
      (b)............................................................................  7.05; 10.02
      (c)............................................................................  7.01(a)
      (d)............................................................................  7.01(c)
      (e)............................................................................  6.11
316(a)(last sentence)................................................................  2.09
      (a)(1)(A)......................................................................  6.05
      (a)(1)(B)......................................................................  6.04
      (a)(2).........................................................................  N.A.
      (b)............................................................................  6.07
      (c)............................................................................  9.04
317(a)(1)............................................................................  6.08
      (a)(2).........................................................................  6.09
      (b)............................................................................  2.04
318(a)...............................................................................  10.01
      (c)............................................................................  10.01



N.A. means Not Applicable.

-----------------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS


                                                                                                          Page
                                                                                                          ----
GRANTING CLAUSES............................................................................................1

ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE......................................................2

SECTION 1.01.                Definitions....................................................................2
SECTION 1.02.                Incorporation by Reference of TIA.............................................10
SECTION 1.03.                Rules of Construction.........................................................11

ARTICLE TWO THE NOTES......................................................................................11

SECTION 2.01.                Form and Dating...............................................................11
SECTION 2.02.                Execution and Authentication; Aggregate Principal Amount......................12
SECTION 2.03.                Registrar and Paying Agent....................................................13
SECTION 2.04.                Paying Agent To Hold Assets in Trust..........................................13
SECTION 2.05.                Holder Lists..................................................................14
SECTION 2.06.                Transfer and Exchange.........................................................14
SECTION 2.07.                Replacement Notes.............................................................14
SECTION 2.08.                Outstanding Notes.............................................................15
SECTION 2.09.                Treasury Notes................................................................15
SECTION 2.10.                Temporary Notes...............................................................15
SECTION 2.11.                Cancellation..................................................................16
SECTION 2.12.                Defaulted Interest............................................................16
SECTION 2.13.                CUSIP Numbers.................................................................17
SECTION 2.14.                Deposit of Monies.............................................................17

ARTICLE THREE REDEMPTION...................................................................................17

SECTION 3.01.                Notices to Trustee............................................................17
SECTION 3.02.                Selection of Notes To Be Redeemed.............................................18
SECTION 3.03.                Mandatory Redemption..........................................................18
SECTION 3.04.                Notice of Redemption..........................................................19
SECTION 3.05.                Effect of Notice of Redemption................................................20
SECTION 3.06.                Deposit of Redemption Price...................................................20
SECTION 3.07.                Notes Redeemed in Part........................................................20

ARTICLE FOUR COVENANTS.....................................................................................21

SECTION 4.01.                Payment of Notes..............................................................21
SECTION 4.02.                Maintenance of Office or Agency...............................................21
SECTION 4.03.                Corporate Existence...........................................................21
SECTION 4.04.                Payment of Taxes and Other Claims.............................................21

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                          Page
                                                                                                          ----
SECTION 4.05.                Maintenance of Properties and Insurance.......................................22
SECTION 4.06.                Compliance Certificate; Notice of Default.....................................22
SECTION 4.07.                Compliance with Laws..........................................................23
SECTION 4.08.                Reports to Holders............................................................23
SECTION 4.09.                DTC Eligibility...............................................................24
SECTION 4.10.                Protection of Security; Acknowledgment of Pledge..............................24

ARTICLE FIVE SUCCESSOR CORPORATION.........................................................................25

SECTION 5.01.                Merger, Consolidation and Sale of Assets......................................25
SECTION 5.02.                Successor Corporation Substituted.............................................26

ARTICLE SIX REMEDIES.......................................................................................26

SECTION 6.01.                Events of Default.............................................................26
SECTION 6.02.                Acceleration..................................................................27
SECTION 6.03.                Other Remedies................................................................28
SECTION 6.04.                Waiver of Past Defaults.......................................................28
SECTION 6.05.                Control by Majority...........................................................29
SECTION 6.06.                Limitation on Suits...........................................................29
SECTION 6.07.                Right of Holders To Receive Payment...........................................29
SECTION 6.08.                Collection Suit by Trustee....................................................30
SECTION 6.09.                Trustee May File Proofs of Claim..............................................30
SECTION 6.10.                Priorities....................................................................30
SECTION 6.11.                Undertaking for Costs.........................................................31

ARTICLE SEVEN TRUSTEE......................................................................................31

SECTION 7.01.                Duties of Trustee.............................................................31
SECTION 7.02.                Rights of Trustee.............................................................32
SECTION 7.03.                Individual Rights of Trustee..................................................33
SECTION 7.04.                Trustee's Disclaimer..........................................................34
SECTION 7.05.                Notice of Default.............................................................34
SECTION 7.06.                Reports by Trustee to Holders.................................................34
SECTION 7.07.                Compensation and Indemnity....................................................34
SECTION 7.08.                Replacement of Trustee........................................................35
SECTION 7.09.                Successor Trustee by Merger, Etc..............................................36
SECTION 7.10.                Eligibility; Disqualification.................................................37


                                TABLE OF CONTENTS
                                   (continued)


                                                                                                          Page
                                                                                                          ----
SECTION 7.11.                Preferential Collection of Claims Against Company.............................37

ARTICLE EIGHT DISCHARGE OF INDENTURE; DEFEASANCE...........................................................37

SECTION 8.01.                Termination of Company's Obligations..........................................37
SECTION 8.02.                Application of Trust Money....................................................40
SECTION 8.03.                Repayment to the Company......................................................40
SECTION 8.04.                Reinstatement.................................................................40
SECTION 8.05.                Release of Security...........................................................41
SECTION 8.06.                Acknowledgment of Discharge by Trustee........................................41

ARTICLE NINE MODIFICATION OF THE INDENTURE.................................................................41

SECTION 9.01.                Without Consent of Holders....................................................41
SECTION 9.02.                With Consent of Holders.......................................................42
SECTION 9.03.                Compliance with TIA...........................................................43
SECTION 9.04.                Revocation and Effect of Consents.............................................43
SECTION 9.05.                Notation on or Exchange of Notes..............................................44
SECTION 9.06.                Trustee to Sign Amendments, Etc...............................................44

ARTICLE TEN MISCELLANEOUS..................................................................................44

SECTION 10.01.               TIA Controls..................................................................44
SECTION 10.02.               Notices.......................................................................44
SECTION 10.03.               Communications by Holders with Other Holders..................................46
SECTION 10.04.               Certificate and Opinion as to Conditions Precedent............................46
SECTION 10.05.               Statements Required in Certificate or Opinion.................................46
SECTION 10.06.               Rules by Trustee, Paying Agent, Registrar.....................................47
SECTION 10.07.               Legal Holidays................................................................47
SECTION 10.08.               Governing Law.................................................................47
SECTION 10.09.               No Adverse Interpretation of Other Agreements.................................47
SECTION 10.10.               No Personal Liability.........................................................47
SECTION 10.11.               Successors....................................................................47
SECTION 10.12.               Duplicate Originals...........................................................48
SECTION 10.13.               Severability..................................................................48
SECTION 10.14.               Independence of Covenants.....................................................48

Exhibit A -- Form of Initial Note                                                                         A-1


Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                  INDENTURE, dated as of ________, 2002, between ROADHOUSE GRILL, INC., a Florida corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (the "Trustee").

                  The Company has duly authorized the creation of an issue of 5% Secured Notes due 2010 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined), when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company, have been done.

                  Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 5% Secured Notes due 2010:

                                GRANTING CLAUSES

                  The Company hereby Grants to the Trustee as of the date hereof, as trustee for the benefit of the Holders of the Secured Notes, a present and continuing security interest in all of the Company's right, title and interest, subject to the provisions set forth below, whether now owned or hereafter acquired in, to, and under that portion of the following unencumbered tangible assets of the Company in which a security interest may be granted and perfected under the provisions of Article 9 of the Uniform Commercial Code as in effect on the date of this Indenture in the State of Florida (the "UCC") and as to which any federal law of the United States has not preempted the UCC with respect to the validity, enforceability, perfection or priority of security interests therein: (i) approximately 15 available leasehold mortgages at sites where the furniture, fixtures and equipment have not been pledged to lenders;
(ii) approximately 10 leasehold mortgages at sites where the equipment has been pledged; and (iii) approximately 18 unencumbered equipment packages. (All of the foregoing referenced in this paragraph being referred to collectively herein as the "Security").

                  The Grant made in the initial paragraph of the Granting Clause is intended to create a security interest in the Security in favor of the Trustee for the equal and ratable benefit of the Holders of the Secured Notes to secure the payment of principal and interest on, and any other amounts owing in respect of, the Secured Notes; and after satisfaction of such obligations, amounts received as a result of such Grant shall be available without restriction to the Company.

                  The Trustee, as trustee on behalf of the Holders of the Secured Notes, acknowledges such Grant and accepts the trusts under this Indenture in accordance with the provisions of this Indenture.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01. DEFINITIONS.

                  "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

                  "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "AGENT" means any Registrar, Paying Agent or co-Registrar.

                  "AUTHENTICATING AGENT" has the meaning set forth in Section 2.02.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which commercial banking institutions in the City of New York or the city in which the principal corporate trust office of the Trustee is located are required or authorized by law or other governmental action to be closed.

                  "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100,000,000 and a Thompson or Keefe Bank Watch Rating of "B" or better; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

                  "COMMISSION" means the U.S. Securities and Exchange
Commission.

                  "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Effective Date or issued after the Effective Date, and includes, without limitation, all series and classes of such common stock.

                  "COMPANY" means Roadhouse Grill, Inc., a Florida corporation.

                  "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

                  "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business, including the trusts embodied in this Indenture, shall be administered, which office at the date of execution of this Indenture is located at Goodwin Square, 225 Asylum Street, 23rd Floor, Hartford, CT 06103, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean any office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

                  "COVENANT DEFEASANCE" has the meaning set forth in Section
8.01.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

                  "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "DEFAULT INTEREST" has the meaning set forth in Section 2.12.

                  "DEFAULT INTEREST PAYMENT DATE" has the meaning set forth in
Section 2.12.

                  "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

                  "DISCLOSURE STATEMENT" means the Second Amended and Restated Disclosure Statement in Support of Chapter 11 Plan of Reorganization, As Modified Under Chapter 11, Title 11, United States Code Filed by Roadhouse Grill, Inc., dated June 12, 2002, relating to certain matters including the issuance of the Notes.

                  "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

                  "DOLLARS" and "$" means U.S. Legal Tender.

                  "EFFECTIVE DATE" means June ___, 2002.

                  "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

                  "EXCESS CASH FLOW" shall have the meaning set forth in Section 3.03.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless the TIA otherwise requires, fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

                  "FINOVA SECURED NOTE" means the secured note, due 2010, issued by the Company to Finova Capital Corporation pursuant to the Plan.

                  "FISCAL YEAR" means the fiscal year of the Company, ended on or about April 25th of each year.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Effective Date and consistently applied.

                  "GRANT" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of any property hereunder shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder or with respect thereto, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such property and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring suits in equity, action of law or other judicial or administrative proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "HOLDER" means the Person, in its capacity as a holder of a Note, in whose name a Note is registered on the Registrar's books.

                  "INDEBTEDNESS" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit (other than a letter of credit relating to a trade account payable that is not considered Indebtedness pursuant to clause (iv) above), banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all net Obligations of such Person under Currency Agreements and Interest Swap Obligations, (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "INTEREST" when used with respect to any Note means the amount of all interest accruing on such Note, including any applicable Default Interest pursuant to Section 2.12.

                  "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

                  "INTEREST SWAP OBLIGATIONS" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "ISSUANCE" means the issuance of the Notes on the Effective Date.

                  "LEGAL DEFEASANCE" has the meaning set forth in Section 8.01.

                  "LEGAL HOLIDAY" has the meaning set forth in Section 10.07.

                  "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "MATURITY DATE" means _______ __, 2010.

                  "MOODY'S" means Moody's Investors Service, Inc. and its successors.

                  "NOTES" means the Secured Notes, issued on the Effective Date, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture.

                  "OBLIGATIONS" means all obligations for principal, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "OFFICER" means, with respect to any Person, the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

                  "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

                  "OPINION OF COUNSEL" means a written opinion, in form and substance reasonably acceptable to the Trustee, from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
10.04 and 10.05, as they relate to the giving of an Opinion of Counsel, and delivered to the Trustee.

                  "PAYING AGENT" has the meaning set forth in Section 2.03.

                  "PERSON" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "PHYSICAL NOTES" has the meaning set forth in Section 2.01.

                  "PLAN" means the Second Amended and Restated Chapter 11 Plan of Reorganization As Modified Under Chapter 11, Title 11, United States Code, filed by Roadhouse Grill, Inc.

                  "PLAN OF LIQUIDATION" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

                  "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness.

                  "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

                  "RATABLE SHARE" has the meaning set forth in Section 3.03.

                  "RECORD DATE" means the Record Date specified in the Notes.

                  "REDEMPTION DATE" when used with respect to any Note to be fully or partially redeemed, means any August 31st of each Fiscal Year in which Excess Cash Flow is available pursuant to this Indenture and the Notes.

                  "REDEMPTION PRICE" when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal, pursuant to this Indenture and the Notes.

                  "REGISTRAR" has the meaning set forth in Section 2.03.

                  "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and its successors.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "SECURED NOTES" means the 5% Secured Notes of the Company, due 2010 and issued pursuant to this Indenture.


                  "SECURITY" has the meaning set forth in the Granting Clause.

                  "SIGNIFICANT SUBSIDIARY," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "Significant Subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

                  "SUBSIDIARY," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "SURVIVING ENTITY" shall have the meaning set forth in Section 5.01.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

                  "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor and assigned to administer this Indenture.

                  "TRUSTEE" means the party or parties named as such in this Indenture until a successor replaces it or them in accordance with the provisions of this Indenture and thereafter means such successor.

                  "UCC" has the meaning assigned to it in the Granting Clause.

                  "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "UNSECURED NOTES" means the 5% Unsecured Notes of the Company, due 2007.

                  "U.S. GOVERNMENT OBLIGATIONS" mean direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                  "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "WORKING CAPITAL" shall have the meaning set forth in Section 3.03.

                  SECTION 1.02. INCORPORATION BY REFERENCE OF TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the Indenture securities means the Company or any other obligor on the Notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION 1.03. RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as of any date of determination;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and


                  (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; PROVIDED, HOWEVER, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

                                   ARTICLE TWO

                                    THE NOTES

                  SECTION 2.01. FORM AND DATING.

                  The Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. If required, the Notes may bear the appropriate legend regarding any original issue discount for federal income tax purposes. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                  The terms and provisions contained in the Note, annexed hereto as EXHIBIT A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Notes shall be issued in the form of permanent certificated Notes in definitive registered form in substantially the form set forth in EXHIBIT A (the "Physical Notes"). The aggregate principal amount of each Note may from time to time be decreased as a result of prepayments of principal pursuant to Section 3.03 by adjustments made on the records of the Trustee.

                  SECTION 2.02. EXECUTION AND AUTHENTICATION; AGGREGATE
                                PRINCIPAL AMOUNT.

                  Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

                  If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate Notes for original issue in the aggregate principal amount not to exceed $___________ upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $___________, except as provided in Sections 2.07 and 2.08.

                  In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Effective Date pursuant to the first sentence of the immediately preceding paragraph, the Company shall use its reasonable efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; PROVIDED, HOWEVER, that if any series of Notes issued under this Indenture subsequent to the Effective Date is determined, pursuant to an Opinion of Counsel of the Company in a form satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding.

                  Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

                  The Notes shall be issued without coupons and in any denomination.

                  SECTION 2.03. REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the office of State Street Bank and Trust Company N.A., 61 Broadway, 15th Floor, New York, New York 10006, Attn: Corporate Trust Division, as its office or agency in the Borough of Manhattan, the City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company may act as its own Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company.

                  SECTION 2.04. PAYING AGENT TO HOLD ASSETS IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

                  SECTION 2.05. HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

                  SECTION 2.06. TRANSFER AND EXCHANGE.

                  When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes or other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.07, or 9.05, in which event the Company shall be responsible for the payment of such taxes).

                  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part or (iii) between a Record Date and the next succeeding Interest Payment Date.

                  SECTION 2.07. REPLACEMENT NOTES.

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide satisfactory evidence of such loss, destruction or taking, and an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an obligation of the Company. The Company and the Trustee each may charge such Holder for its expenses in replacing such Note.

                  SECTION 2.08. OUTSTANDING NOTES.

                  Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

                  SECTION 2.09. TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may request and the Trustee shall be entitled to rely thereon.

                  SECTION 2.10. TEMPORARY NOTES.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicate in the Officers' Certificate. Without unreasonable delay, the Company shall prepare and execute and the Trustee shall authenticate, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

                  SECTION 2.11. CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

                  SECTION 2.12. DEFAULTED INTEREST.

                  The Company shall pay interest on overdue installments of principal and interest (without regard to any applicable grace periods), to the extent lawful, from time to time on demand at the rate then borne by the Notes plus 2%; PROVIDED, that interest and principal payments paid into an escrow account held for the benefit of Persons entitled to receive distributions of Notes under Section 9.04 of the Plan shall not be deemed overdue and shall not accrue Default Interest. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

                  If the Company defaults in a payment of principal and interest on the Notes, it shall pay the defaulted amounts, plus (to the extent lawful) any interest payable on the defaulted amounts (collectively, "Default Interest"), to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of Default Interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of Default Interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Default Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Default Interest as provided in this Section; PROVIDED, HOWEVER, that in no event shall the Company deposit monies proposed to be paid in respect of Default Interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each

Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of Default Interest to be paid. Notwithstanding the foregoing, any Default Interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any Default Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

                  SECTION 2.13. CUSIP NUMBERS.

                  The Company in issuing the Notes may use one or more "CUSIP" numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                  SECTION 2.14. DEPOSIT OF MONIES.

                  Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date or Redemption Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date or Redemption Date, as the case may be.

                                  ARTICLE THREE

                                   REDEMPTION

                  SECTION 3.01. NOTICES TO TRUSTEE.

                  If the Company redeems all or any portion of the Notes pursuant to Paragraph 2 of the Notes and Section 3.03, it shall notify the Trustee and the Paying Agent in writing at least eight days before any Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee) that a payment shall be made, and such notice shall provide the principal amount of the Notes to be redeemed. The notice shall be delivered together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein. If the Trustee does not receive such a notice, it may assume, without further inquiry, that no redemption pursuant to Section 3.03 shall be made for such Redemption Date.

                  SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis (subject to DTC procedures), unless such method is otherwise prohibited. The remaining aggregate principal amount of each Note shall thereafter be reflected on the records of the Trustee as provided by Section 2.01. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture.

                  SECTION 3.03. MANDATORY REDEMPTION.

                  The Notes shall be redeemed, in whole or in part, on each Redemption Date on which Excess Cash Flow for the preceding Fiscal Year equals or exceeds $100,000, by payment of such Holder's Ratable Share of Excess Cash Flow in accordance with the provisions of Section 3.06, to those Persons that are registered Holders at the close of business on the 15th day immediately preceding each Redemption Date. "Ratable Share" of Excess Cash Flow shall be calculated by multiplying the amount of Excess Cash Flow available for payment by a fraction, the numerator of which shall be (x) the outstanding principal amount of the Note held by such Holder and the denominator of which shall be (y) the sum of the outstanding principal amounts on the Finova Secured Note, the Secured Notes and the Unsecured Notes as of the end of the Fiscal Year with respect to which the Excess Cash Flow calculation is made. If positive Excess Cash Flow for a Fiscal Year is less than $100,000, it shall be carried over to succeeding Fiscal Years until such time as cumulative undistributed Excess Cash Flow exceeds $100,000, whereupon it shall be included in the mandatory redemption payment required on the applicable Redemption Date. "Excess Cash Flow" shall mean, without duplication, with respect to any Fiscal Year of the Company, sixty percent (60%) of the following: net income PLUS (a) depreciation, amortization and interest expense to the extent deducted in determining net income, PLUS (b) net decreases or MINUS net increases (as the case may be) in Working Capital, MINUS (c) capital expenditures during such Fiscal Year (excluding the financed portion thereof), MINUS (d) interest expense paid or accrued and principal payments paid or payable in respect of indebtedness for borrowed money or otherwise under the Plan, PLUS or MINUS (as the case may be)
(e) non-recurring gains or losses which are cash items not included in the calculation of net income, MINUS (f) any mandatory prepayment paid in cash, plus
(g) taxes deducted in determining net income to the extent not paid for in cash, MINUS (h) cash payments in connection with the Plan the expenses for which were accrued in a Fiscal Year prior to Fiscal Year 2003. "Working Capital" shall mean current assets minus current liabilities as those terms are construed in accordance with generally accepted accounting principles. The independent certified public accountant of the Company will determine and certify to the Trustee as to the amount of Excess Cash Flow, including the aggregate amount available for the redemption of the Secured Notes hereunder, and such determination shall be binding on the Company and the Holders.

                  If, after any Redemption Date, it is determined, by audit or otherwise, to record adjustments to the Company's financial statements as of the related Balance Sheet Date (such adjustments, the "Financial Adjustments"), no adjustment shall be made to the related calculation of Excess Cash Flow, but the calculation of Excess Cash Flow next succeeding the recording of such Financial Adjustments shall be adjusted to give effect to such Financial Adjustments, with the effect that the dollar amount resulting from the calculation of Excess Cash Flow related to such Redemption Date PLUS the dollar amount of such succeeding calculation of Excess Cash Flow shall be equal to the aggregate dollar amount which would have been calculated if the applicable Financial Adjustments had been made as of the initial relevant Balance Sheet Date and not as of such succeeding Balance Sheet Date.

                  SECTION 3.04. NOTICE OF REDEMPTION.

                  At least five days but not more than ten days before any Redemption Date the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide such notices of redemption to the Trustee at least three days before the intended mailing date. In any case, failure to give such notice or any defect in the notice to the holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

                  Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the redemption price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) that, unless the Company defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price plus accrued interest as of the Redemption Date, if any; and

                  (5) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and a written statement showing the remaining principal amount of such Note.

                  No representation is made as to the accuracy of the CUSIP numbers listed in such notice or printed on the Notes.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

                  SECTION 3.05. EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date and at the redemption price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the redemption price.

                  SECTION 3.06. DEPOSIT OF REDEMPTION PRICE.

                  On or before 11:00 a.m. New York City time on the Redemption Date and in accordance with Section 2.14, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                  Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such redemption price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

                  SECTION 3.07. NOTES REDEEMED IN PART.

                  Upon any surrender, for transfer, exchange or otherwise, of a Note that has been redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes of equal face amount to the Note or Notes surrendered to be delivered with a written statement showing the aggregate principal amount of such Notes or Notes that remains due and owing pursuant to the terms thereof.

                                  ARTICLE FOUR

                                    COVENANTS

                  SECTION 4.01. PAYMENT OF NOTES.

                  (a) The Company shall pay the principal of, Default Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

                  (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

                  (c) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

                  SECTION 4.03. CORPORATE EXISTENCE.

                  Except as provided in Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and its Restricted Subsidiaries.

                  SECTION 4.04. PAYMENT OF TAXES AND OTHER CLAIMS.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of the Subsidiaries or properties of the Company or any of the Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any of the Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

                  SECTION 4.05. MAINTENANCE OF PROPERTIES AND INSURANCE.

                  (a) The Company and each of its Subsidiaries shall cause all material properties owned by or leased to it and used or useful in the conduct of its business to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or such Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of the Subsidiary concerned, or of an officer (or other agent employed by the Company or any of its Subsidiaries) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Subsidiaries.

                  (b) The Company and the Subsidiaries shall cause to be provided insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the respective Boards of Directors or other governing body or officer or other agent of the Company or such Subsidiaries, as the case may be, are adequate and appropriate for the conduct of the business of the Company or such Subsidiaries, as the case may be, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the respective Boards of Directors or other governing body or officer or other agent of the Company or such Subsidiary, as the case may be, for companies similarly situated in the industry.

                  SECTION 4.06. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each Fiscal Year of the Company, an Officers' Certificate (signed by the principal executive officer, principal financial officer and/or principal accounting officer) stating that a review of its activities and the activities of its Restricted Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of such officers' knowledge the Company during such preceding Fiscal Year has kept, observed, performed and fulfilled each and every such obligation and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee if the Company elects to change the manner in which it fixes its Fiscal Year end.

                  (b) The annual financial statements delivered pursuant to
Section 4.08 shall be accompanied by a written report of the Company's independent certified public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the form of the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

                  (c) So long as any of the Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action promptly of its becoming aware of such occurrence.

                  SECTION 4.07. COMPLIANCE WITH LAWS.

                  The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole.

                  SECTION 4.08. REPORTS TO HOLDERS.

                  The Company shall deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the

Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA ss. 314(a).

                  SECTION 4.09. DTC ELIGIBILITY.

                  The Company shall use its reasonable efforts to cause the Notes, or a portion thereof, to be registered for book-entry with the Depository Trust Company, its nominee or successors ("DTC") as soon as is practicable but in any event within 30 days from the Effective Date. The Trustee shall act as custodian for DTC with respect to the Notes.

                  SECTION 4.10. PROTECTION OF SECURITY; ACKNOWLEDGMENT OF
                                PLEDGE.

                  (a) The Company shall, from time to time, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

                  (i) maintain or preserve the Lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                  (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture; or

                  (iii) preserve and defend title to the Security and the several rights of the Trustee and the Holders of the Secured Notes in the Security (as their several interests appear as set in the Granting Clauses) against the claims of all persons and parties;

and the Company hereby designates the Trustee its agent and attorney-in-fact and hereby authorizes the Trustee to execute any financing statement, continuation statement or other instrument required to maintain the Lien and security interest of this Indenture pursuant to this Section 4.10.

                  (b) The Company shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Security or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture or such other instrument or agreement.

                  (c) The Company shall punctually perform and observe all of its obligations and agreements included in the Security, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture in accordance with and within the time periods provided for herein.

                  (d) The Company shall cause to be furnished to the Trustee, on or before each anniversary of the execution of this Indenture, an Opinion of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably accepted to the Trustee, either (i) all such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of the Indenture, all supplemental indentures, financing statements, continuation statements and all other instruments of further assurance as are necessary to maintain the Lien of this Indenture and reciting the details of such action, or
(ii) no such action is necessary to maintain such Lien and assignment effective.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

                  SECTION 5.01. MERGER, CONSOLIDATION AND SALE OF ASSETS.

                  (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. Notwithstanding the foregoing clauses (ii) and (iii), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary and (b) the Company may merge with or transfer all of its properties and assets to an Affiliate incorporated or formed solely for the purpose of either reincorporating or reforming the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

                  (b) For purposes of this Section 5.01, the transfer of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with
Section 5.01, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                                  ARTICLE SIX

                                   REMEDIES

                  SECTION 6.01. EVENTS OF DEFAULT.

                  An "Event of Default" means any of the following events:

                  (a) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

                  (b) the failure to pay the principal on any Notes when such principal becomes due and payable at maturity, upon redemption or otherwise, and the default continues for a period of 30 days (including the failure to make a redemption pursuant to Section 3.03);

                  (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the

Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (d) except for any events arising from or relating to the Plan or the bankruptcy proceeding giving rise to the Plan, the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case or proceeding;

                  (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

                  (e) except for any orders or decrees arising from or relating to the Plan or the bankruptcy proceeding giving rise to the Plan, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding,

                  (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of their properties taken as a whole, or

                  (iii) orders the liquidation of the Company or any of its Significant Subsidiaries,


and in each case the order or decree remains unstayed and in effect for 60 days.

                  SECTION 6.02. ACCELERATION.

                  If an Event of Default (other than an Event of Default specified in Section 6.01 (d) or (e) relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a declaration of acceleration, and the same shall become immediately due and payable. If an Event of Default specified in Section 6.01 (d) or (e) with respect to the Company occurs and is continuing, then all unpaid principal of and accrued and unpaid interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. OTHER REMEDIES.

                  (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 6.04. WAIVER OF PAST DEFAULTS.

                  Prior to the acceleration of the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  SECTION 6.05. CONTROL BY MAJORITY.

                  Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. The Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, PROVIDED, HOWEVER, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another Holder (it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders), or (c) that may expose the Trustee to personal liability for which adequate indemnity provided to the Trustee against such liability is not reasonably assured to it; PROVIDED, FURTHER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  SECTION 6.06. LIMITATION ON SUITS.

                  No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes.

                  The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of or interest on such Note on or after the respective due dates expressed or provided for in such Note.

                  A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

                  SECTION 6.07. RIGHT OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

                  SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in paragraph (a) or (b) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Notes for the whole amount of the principal of and accrued interest remaining unpaid, together with interest on overdue principal and interest on overdue installments of interest, to the extent lawful, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee pursuant to the provisions of Section 7.07.

                  SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10. PRIORITIES.

                  If the Trustee collects any money pursuant to this Article Six it shall pay out such money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the cost and expenses of collection;

                  Second: to Holders for payments of interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest;

                  Third: to Holders for any principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal; and


                  Fourth: the balance, if any, to the Company.


                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

                  SECTION 6.11. UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07 or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE

                  SECTION 7.01. DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

                  (2) The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d), and (f) of this
Section 7.01 and Section 7.02.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  SECTION 7.02. RIGHTS OF TRUSTEE.

                  Subject to Section 7.01:

                  (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections
         10.04 and 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

                  (f) The Trustee shall be under no obligation to exercise any of its rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                  (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (h) Delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, or any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. TRUSTEE'S DISCLAIMER.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

                  SECTION 7.05. NOTICE OF DEFAULT.

                  If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and a Default in compliance with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

                  Within 60 days after May 15 of each year beginning with 2003, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), (c) and (d).

                  A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

                  The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

                  SECTION 7.07. COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

                  The Company shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder except to the extent such failure shall have prejudiced the Company. The Company shall have the right upon written notice to the Trustee, to assume, at its own expense, the defense of such claim, including the employment of counsel reasonably satisfactory to the Trustee; PROVIDED, HOWEVER, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. If, however, the Company declines or fails to assume the defense, or to employee counsel reasonably satisfactory to the Trustee, in either case in a timely manner, then the Trustee may employ separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (d) or (e) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The provisions of this Section 7.07 shall survive the termination of this Indenture.

                  SECTION 7.08. REPLACEMENT OF TRUSTEE.

                  The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Company's consent, by so notifying the Company and the Trustee. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of performing its obligations under this Indenture.


                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail notice of such successor Trustee's appointment to each Holder.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED, HOWEVER, that such corporation shall be otherwise qualified and eligible under this Article Seven.

                  SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

                  This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a subsidiary of another bank or a corporation included in a bank holding company system, the related bank or bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, and have (or one of its Affiliates shall have) a corporate trust office in the City of New York. In addition, if the Trustee is a subsidiary of another bank or a corporation included in a bank holding company system, the Trustee, independently of such bank or bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Company, as obligor of the Notes.

                  SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                                COMPANY.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.01. TERMINATION OF COMPANY'S OBLIGATIONS.

                  This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (a) either (i) all Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company; and (c) the

Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; PROVIDED, HOWEVER, that such counsel may rely, as to matters of fact, on an Officers' Certificate of the Company.

                  The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and Holders and any amounts deposited under this Section 8.01 except for
(a) the rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of this Section 8.01. Without limiting the foregoing, Legal Defeasance shall discharge the obligations of the Company to make mandatory redemptions of Notes with Excess Cash Flow pursuant to Section
3.03. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to covenants contained in Sections 4.04, 4.05, 4.08 and 4.09 and Article Five ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event of Covenant Defeasance, those events described under Section 6.01(c) shall no longer constitute an Event of Default with respect to the Notes.

                  In order to exercise either Legal Defeasance or Covenant
                  Defeasance:

                           (a) the Company must irrevocably deposit with the
                  Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

                           (b) in the case of Legal Defeasance, the Company
                  shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee (which may be counsel to the Company) confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                           (c) in the case of Covenant Defeasance, the Company
                  shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee (which may be counsel to the Company) confirming that the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                           (d) no Default or Event of Default shall have
                  occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence) or insofar as Events of Default under Section 6.01(d) or (e) from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                           (e) such Legal Defeasance or Covenant Defeasance
                  shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                           (f) the Company shall have delivered to the Trustee
                  an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                           (g) the Company shall have delivered to the Trustee
                  an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

                           (h) the Company shall have delivered to the Trustee
                  an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) with respect to Legal Defeasance need not be delivered if all the Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company.

                  SECTION 8.02. APPLICATION OF TRUST MONEY.

                  The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except that, upon request of the Company, the Trustee shall invest said U.S. Legal Tender in U.S. Government Obligations.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

                  SECTION 8.03. REPAYMENT TO THE COMPANY.

                  Subject to Sections 7.07 and 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year after the due date for payment of such principal or interest; PROVIDED, HOWEVER, that the Company shall, if requested by the Trustee or Paying Agent, give to the Trustee or Paying Agent, indemnification reasonably satisfactory to it against any and all liability which may be incurred by it by reason of such paying; PROVIDED, FURTHER, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  SECTION 8.04. REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                  SECTION 8.05. RELEASE OF SECURITY.

                  The Trustee may and, when required by the provisions of this Indenture, shall execute instruments to release property from the lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are consistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article Eight shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

                  SECTION 8.06. ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

                  After (i) the conditions of Section 8.01 have been satisfied,
(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.01 and release the Security in accordance with Section 8.05, PROVIDED the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

                                  ARTICLE NINE

                          MODIFICATION OF THE INDENTURE

                  SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

                  Subject to the provisions of Section 9.02, the Company and the Trustee may amend, waive or supplement this Indenture without notice to or consent of any Holder: (a) to cure any ambiguity, defect or inconsistency; (b) to comply with Section 5.01 of this Indenture; (c) to provide for uncertificated Notes in addition to certificated Notes; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder. Notwithstanding the foregoing, the Trustee and the Company may not make any change pursuant to this Section 9.01 that adversely affects the rights of any Holder under this Indenture without the consent of such Holder. In formulating its determination on such matters, the Trustee shall be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel (which may be counsel to the Company) or an Officers' Certificate, and may not be held liable therefor.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee may but shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 9.02. WITH CONSENT OF HOLDERS.

                  The Company and the Trustee may amend or supplement this Indenture or the Notes or any amended or supplemental Indenture with the written consent of the Holders of Notes of not less than a majority in aggregate principal amount of the Notes then outstanding.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its sole discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder of the Notes affected thereby, an amendment or waiver may not, directly or indirectly: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of and interest, including Default Interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default; (vi) modify or amend Section 3.03; or (vii) permit the creation of any Lien ranking prior to or on parity with the lien of this Indenture with respect to any part of the Security or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any such property at any time subject hereto or deprive any Holder of the Secured Notes of the security provided by the lien of this Indenture.

                  SECTION 9.03. COMPLIANCE WITH TIA.

                  Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; PROVIDED, HOWEVER, that this
Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

                  SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

                  The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

                  SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

                  SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED, HOWEVER, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. In executing such amendment, supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate of the Company, stating that no Event of Default shall occur as a result of such amendment, supplement or waiver and that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture; PROVIDED, HOWEVER, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company. Such Opinion of Counsel shall not be an expense of the Trustee.

                                   ARTICLE TEN

                                  MISCELLANEOUS

                  SECTION 10.01. TIA CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; PROVIDED, HOWEVER, that this Section 10.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

                  SECTION 10.02. NOTICES.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company:


                  Roadhouse Grill, Inc.
                  2703-A Gateway Drive
                  Pompano Beach, FL  33069
                  Facsimile No.: (954) 969-5432
                  Attention:  Ayman Sabi, President

                  with a copy to:


                  Kilpatrick Stockton LLP
                  3737 Glenwood Avenue, Suite 400
                  Raleigh, NC 27612
                  Facsimile No.: (919) 510-6118

                  Attention:  Gerald A. Jeutter, Jr., Esq.

                  if to the Trustee:

                  State Street Bank and Trust Company
                  Goodwin Square
                  225 Asylum Street, 23rd Floor
                  Hartford, CT 06103
                  Facsimile No.:  (860) 244-1897

                  Attention: Corporate Trust Administration (Roadhouse Grill,
                             Inc. 5% Secured Notes due 2010)

                  The Company and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; one Business Day after mailing by reputable overnight courier and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar ten days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 10.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

                  SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS
                                 PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

                  SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

                  SECTION 10.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

                  The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 10.07. LEGAL HOLIDAYS.

                  A "LEGAL HOLIDAY" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 10.08. GOVERNING LAW.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

                  SECTION 10.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 10.10. NO PERSONAL LIABILITY.

                  No director, officer, partner, member, employee, agent or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  SECTION 10.11. SUCCESSORS.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 10.12. DUPLICATE ORIGINALS.

                  All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                  SECTION 10.13. SEVERABILITY.

                  In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  SECTION 10.14. INDEPENDENCE OF COVENANTS.

                  All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                       ROADHOUSE GRILL, INC.,
                                       as Issuer



                                       By:
                                           -------------------------------------
                                              Name:
                                              Title:



                                       STATE STREET BANK AND TRUST
                                       COMPANY,
                                       as Trustee



                                       By:
                                           -------------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                              ROADHOUSE GRILL, INC.

                                  SECURED NOTE

$__________________                                               June ___, 2002
                                                          Pompano Beach, Florida

         This Secured Note (the "NOTE") has been issued by ROADHOUSE GRILL, INC., a Florida corporation (the "MAKER") to ____________________________ (the "HOLDER") in connection with Maker's Second Amended and Restated Chapter 11 Plan of Reorganization As Modified dated June 12, 2002 (the "PLAN"). Maker issued the Notes under an Indenture, dated as of ____ __, 2002 (the "INDENTURE"), among the Maker and the Trustee. This Note is one of a duly authorized issue of Notes of the Maker designated as its 5% Secured Notes due 2010 (the "NOTES"). The Notes are limited (except as otherwise provided in the Indenture) in aggregate principal amount to $___________. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them.

         FOR VALUE RECEIVED, Maker hereby promises to pay to the order of the Holder _________________________ and ___/100 Dollars (collectively, the
"PRINCIPAL AMOUNT").

         1. INTEREST AND PRINCIPAL PAYMENTS.

                  a. PAYMENTS. The Principal Amount and interest thereon shall be due and payable in ninety-six (96) equal monthly installments of principal and interest of __________________________ and ___/100 Dollars ($____________)
each during the term hereof (each, a "MONTHLY PAYMENT" and collectively, the "MONTHLY PAYMENTS"), commencing on __________, 2002 and continuing thereafter on the first (1st) day of every calendar month thereafter during the term hereof. The Record Date for the Monthly Payments shall be __________. The outstanding Principal Amount and all accrued but unpaid interest thereon shall be due and payable in full upon the date that is ninety-six (96) calendar months from the date hereof (the "MATURITY DATE"). Holder covenants and agrees that all Monthly Payments made by the Maker under this Note shall be credited to reduce the amount of outstanding principal and interest due and owing hereunder. All payments of principal and interest shall be made in lawful money of the United States of America and shall be made to Holder at Holder's address set forth in Holder's proof of claim filed in Maker's Chapter 11 case or at such other place as Holder may designate to Maker from time to time in writing.

                  b. RATE OF INTEREST. Interest shall accrue on the Principal Amount due hereunder from the date hereof up to and through the Maturity Date. This Note will bear interest on the outstanding Principal Amount hereunder at a rate of interest equal to five percent (5%) per annum compounded annually and interest hereunder shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed. The Maker shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), to the extent lawful, from time to time on demand at the rate borne by the Notes plus 2%.

         2. MANDATORY REDEMPTION. The Notes shall be redeemed, in whole or in part, on each Redemption Date on which Excess Cash Flow for the preceding Fiscal Year equals or exceeds $100,000, by payment of such Holder's Ratable Share of Excess Cash Flow in accordance with the provisions of Section 3.06 of the Indenture, to those Persons that are registered Holders at the close of business on the 15th day immediately preceding each

Redemption Date. "Ratable Share" of Excess Cash Flow shall be calculated by multiplying the amount of Excess Cash Flow available for payment by a fraction, the numerator of which shall be (x) the outstanding principal amount of the Note held by such Holder and the denominator of which shall be (y) the sum of the outstanding principal amounts on the Finova Secured Note, the Secured Notes and the Unsecured Notes as of the end of the Fiscal Year with respect to which the Excess Cash Flow calculation is made. If positive Excess Cash Flow for a Fiscal Year is less than $100,000, it shall be carried over to succeeding Fiscal Years until such time as cumulative undistributed Excess Cash Flow exceeds $100,000, whereupon it shall be included in the mandatory redemption payment required on the applicable Redemption Date.

                  "Excess Cash Flow" shall mean, without duplication, with respect to any Fiscal Year of the Maker, sixty percent (60%) of the following: net income PLUS (a) depreciation, amortization and interest expense to the extent deducted in determining net income, PLUS (b) net decreases or MINUS net increases (as the case may be) in Working Capital, MINUS (c) capital expenditures during such Fiscal Year (excluding the financed portion thereof), MINUS (d) interest expense paid or accrued and principal payments paid or payable in respect of indebtedness for borrowed money or otherwise under the Plan, PLUS or MINUS (as the case may be) (e) non-recurring gains or losses which are cash items not included in the calculation of net income, MINUS (f) any mandatory prepayment paid in cash, plus (g) taxes deducted in determining net income to the extent not paid for in cash, MINUS (h) cash payments in connection with the Plan the expenses for which were accrued in a Fiscal Year prior to Fiscal Year 2003. "Working Capital" shall mean current assets minus current liabilities as those terms are construed in accordance with generally accepted accounting principles. The independent certified public accountant of Maker will determine and certify to Trustee as to the amount of Excess Cash Flow, including the aggregate amount available for the redemption for all Notes, and such determination shall be binding on Maker and Holder.

         Notice of redemption will be mailed at least five days but not more than ten days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes may be redeemed in part.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Maker defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

         3. EVENTS OF DEFAULT. The occurrence or existence of an Event of Default under the terms of the Indenture shall constitute an event of default hereunder.

         4. REMEDIES. If an Event of Default occurs and is continuing, the Holder of this Note shall have the rights and remedies set forth in the Indenture.

         5. INDENTURE.

                  a. This Note is secured by the Security as more fully described in the provisions of the Indenture.

                  b. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by the terms of the Indenture, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the provisions of this Note and the Indenture, and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

                  c. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

                  d. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

                  e. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the Principal Amount hereunder and all accrued interest thereon (including any liquidated damages, if any) at the times, places and rate, and in the coin or currency, herein prescribed.

                  f. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  g. Prior to due presentation of this Note for transfer, the Maker, Trustee and any agent of Maker or the Trustee may treat the Person in which name this Note is to be transferred and registered, as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Maker, Trustee nor any such agent shall be affected by any notice to the contrary.

         6. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Maker at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Maker will be discharged from certain provisions of the Indenture and the Notes (including certain covenants and including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

         7. TRUSTEE DEALINGS WITH MAKER. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Maker, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

         8. NO RECOURSE AGAINST OTHERS. No partner, director, officer, employee, member or stockholder, as such, of the Maker shall have any liability for any obligation of the Maker under the Notes or the Indenture.

         9. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         10. NOTICES. All notices, demands, requests and other communications required or permitted to be given under the provisions of this Note shall be in writing, unless otherwise specified, and will be deemed to have been duly given if delivered as provided in the Indenture.

         11. MISCELLANEOUS.

                  a. SATISFACTION. This Note is given in full satisfaction of Holder's claims against Maker under the Plan.

                  b. SEVERABILITY. In the event any provision of this Note is deemed to be invalid or unenforceable, the remainder of this Note will continue in full force and will not be affected thereby and each provision hereof will be valid and enforceable to the fullest extent permitted by law.

                  c. GOVERNING LAW. This Note shall be governed by the substantive laws of the State of New York, without regard to its principles of the conflict of laws or the choice of law.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGE FOLLOWS]

            [SIGNATURE PAGE TO ROADHOUSE GRILL, INC. PROMISSORY NOTE]

         IN WITNESS WHEREOF, Maker has caused this Note to be executed in its name and attested to by its authorized officers, and its corporate seal to be hereunto affixed, all as of the year and date first above written.

                                    MAKER:

                                    ROADHOUSE GRILL, INC., a Florida corporation


         ATTEST:                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
----------------------------                  ----------------------------------

----------------  Secretary

      [CORPORATE SEAL]


       [THE REMAINDER OF THIS SIGNATURE PAGE IS INTENTIONALLY LEFT BLANK]

                          [AUTHENTICATION PAGE FOLLOWS]

                          Certificate of Authentication

         This is one of the 5% Secured Notes of Roadhouse Grill, Inc. due 2010 referred to in the within-mentioned Indenture.

                                       STATE STREET BANK AND TRUST COMPANY,
                                       as Trustee

                                       By:
                                           -------------------------------------
                                                Authorized Signatory


Date of Authentication:  ______________

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

                  I or we assign and transfer this Note to:

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------
(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________ , agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:                Signed:
       -------------          -------------------------------------
                              (Sign exactly as your name appears
                              on the other side of this Note)



Signature Guarantee:
                     -------------------------------------------------------